GMAC Business Credit
            300 Galleria Officentre, Suite 110, Southfield, MI 48034
                             Telephone: 248-356-4622


Karen Radtke                                         Comerica Bank
Plastic Trim, Inc.                                   One Detroit Center
c/o JPE, Inc.                                        Detroit, Michigan 48226
775 Technology Drive, Suite 200
Ann Arbor, Michigan 48108

Re: Payoff of Obligations of Plastic Trim, Inc. ("Borrower") to GMAC Business Credit, LLC ("Lender")

Dear Ladies and Gentlemen:

     This letter is in response to your request for a payoff balance of the Borrower's obligations to Lender. We understand that Borrower will be paying off all of its obligations to Lender.

     If we receive (1) an executed copy of this letter from you, and (2) a wire transfer in the amount set forth below, then this letter constitutes Lender's agreement that this amount will satisfy all of the Borrower's indebtedness and obligations to Lender. The payoff amount is $13,709,464.00 (the "Payoff Amount"), which assumes no borrowings or repayments after 4:00 p.m. E.S.T. on May 26, 1999. This amount consists of the following:

        Principal                                       $13,312,138.75
        Interest                                             77,770.25
        Facility Fee                                         52,500.00
        Service Fee (May)                                     3,500.00
        Reserve for Unpaid Legal Fees and Costs               3,000.00
        Early Termination Fee (reduced per
        agreement)                                          260,555.00

        Total                                           $13,709,464.00

     The Payoff amount must be received by Lender by transfer in immediately available funds by 1:00 p.m. E.S.T. on May 27, 1999, to the following account:

                  Bank One, Michigan
                  Detroit, Michigan
                  ABA #
                  Account #
                  Reference:  Plastic Trim, Inc.

     The financing arrangement with Borrower is such that the above payoff balance may not represent all amounts owing to Lender because of adjustments for returned items, insufficient funds checks, partial credits and provisional credits taken into consideration in calculating the Payoff Amount (collectively, the "Adjustments"). Likewise, we have included a $3,000 reserve for unpaid legal fees and costs; if actual legal fees and costs are less than $3,000, we will remit the balance of the reserve to you within the next 60 days.

     Because of the possibility of Adjustments, Lender and Comerica Bank agree to indemnify Lender from any and all losses or deficiencies caused by an Adjustment, and to agree to pay, and hold Lender harmless with respect to all Adjustments, but Comerica's obligation to Lender with respect to Adjustments is limited to Adjustments occurring on or before June 15, 1999. Borrower agrees that any such payments made by Comerica Bank may be charged to its loan account with Comerica.

     Upon receipt of the Payoff Amount, Lender will deliver to Comerica UCC-3 termination statements to terminate all financing statements filed against Borrower or its assets, together with a "Satisfaction of Post-Petition Loans" to be filed with the Bankruptcy Court.

     The facsimile or other electronically transmitted copy of this letter is to be treated the same as an originally executed copy of this letter.

     This letter agreement may be executed in counterparts, each of which shall be deemed to constitute an original document. If you have any questions concerning this matter, please feel free to contact me.

                               Very truly ours,

                               GMAC Business Credit, LLC

                               By: /s/ Mark R. Matheson
                                   ---------------------------
                               Name:   Mark R. Matheson
                               Title:  Vice President


Agreed to and accepted by:                  Agreed to and accepted by:

Plastic Trim, Inc.                          Comerica Bank

By:  /s/ Richard R. Chrysler                By:  /s/ Richard S. Arceci
     --------------------------                  --------------------------
Name:    Richard R. Chrysler                Name:    Richard S. Arceci
Title:   President                          Title:   President